Exhibit 99.2

DRAFT — NOT FOR RELEASE

NEWS RELEASE

Cardtronics Announces Tender Offer and Consent Solicitation for Its 8.250% Senior Subordinated Notes due 2018

HOUSTON, July 14, 2014 (GLOBE NEWSWIRE) — Cardtronics, Inc. (NASDAQ: CATM), the world’s largest retail ATM owner, today announced that it has commenced a cash tender offer (the “Offer”) for any and all of the outstanding $179,442,000 principal amount of its 8.250% senior subordinated notes due 2018 (CUSIP No. 14161HAE4) (the “Notes”) and a solicitation of consents to certain proposed amendments to the indenture governing the Notes (the “Indenture”).

The Offer is scheduled to expire at 11:59 p.m., New York City time, on August 8, 2014, unless extended or earlier terminated (the “Expiration Time”). Holders who tender their Notes and provide their consents to the proposed amendments to the Indenture before 5:00 p.m., New York City time, on July 25, 2014, unless extended (the “Consent Expiration”), will be eligible to receive the Total Consideration (as defined below). The Offer contemplates an early settlement option, so that holders whose Notes are tendered prior to the Consent Expiration and accepted for purchase could receive payment on an initial settlement date, which is expected to be on or about July 28, 2014. Holders tendering their Notes after the Consent Expiration and prior to the Expiration Time will be eligible to receive the Tender Offer Consideration (as defined below) on the final settlement date, which is expected to be August 11, 2014.

The “Total Consideration” for each $1,000 principal amount of Notes tendered and not withdrawn prior to the Consent Expiration is $1,046.25. Holders tendering after the Consent Expiration will be eligible to receive only the “Tender Offer Consideration,” which is $1,016.25 for each $1,000 principal amount of Notes and does not include a consent payment. Holders whose Notes are purchased in the Offer will also receive accrued and unpaid interest from the most recent interest payment date for the Notes to, but not including, the applicable settlement date.

In connection with the Offer, Cardtronics, Inc. (“Cardtronics” or the “Company”) is soliciting consents to certain proposed amendments to eliminate most of the covenants and certain events of default in the Indenture. Cardtronics is offering to make a consent payment (which is included in the Total Consideration described above) of $30.00 per $1,000 principal amount of Notes to holders who tender their Notes and deliver their consents prior to the Consent Expiration. Holders may not tender their Notes without delivering consents or deliver consents without tendering their Notes. No consent payments will be made in respect of Notes tendered after the Consent Expiration. Following receipt of consents from the holders of a majority in principal amount of the Notes, Cardtronics will execute a supplemental indenture to make the proposed amendments to the Indenture effective.

Tendered Notes may be withdrawn and consents may be revoked before 5:00 p.m., New York City time, on July 25, 2014 (the “Withdrawal Time”), but generally not afterwards. Any extension or termination of the Offer will be followed as promptly as practicable by a public announcement thereof.

The Offer is subject to the satisfaction of the following conditions: (1) receipt of consents to the proposed amendments of the Indenture from holders of a majority in principal amount of the outstanding Notes, (2) execution of a supplemental indenture effecting the proposed amendments, (3) consummation of the capital markets debt financing announced today raising proceeds on terms satisfactory to Cardtronics necessary to fund the Offer and (4) certain other customary conditions.

The complete terms and conditions of the Offer are described in the Offer to Purchase and Consent Solicitation Statement dated July 14, 2014, copies of which may be obtained from D.F. King & Co., Inc., the depositary and information agent for the Offer, by calling (800) 829-6551 (US toll-free) or, for banks and brokers, (212) 269-5550 (collect), or by emailing cardtronics@dfking.com.

3250 Briarpark Drive, Suite 400, Houston, TX 77042 | phone 832-308-4000 | www.cardtronics.com

Cardtronics has engaged BofA Merrill Lynch to act as the exclusive dealer manager and solicitation agent in connection with the Offer. Questions regarding the terms of the Offer and the consent solicitation may be directed to BofA Merrill Lynch, Debt Advisory, by calling (888) 292-0070 (US toll-free) or (980) 388-3646 (collect).

This announcement is not an offer to purchase, a solicitation of an offer to sell or a solicitation of consents with respect to any securities. The Offer is being made solely by the Offer to Purchase and Consent Solicitation Statement dated July 14, 2014. The Offer is not being made to holders of the Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “believe,” “estimate,” “expect,” “future,” “will” and similar references to future periods. Forward-looking statements give the Company’s current expectations, beliefs, assumptions or forecasts of future events, future financial performance, strategies, expectations, competitive environment, regulation, and availability of resources. The forward-looking statements contained in this press release include, among other things, statements concerning projections, predictions, expectations, estimates or forecasts as to the Company’s business, financial and operational results and future economic performance, and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

•	the Company’s financial outlook and the financial outlook of the ATM industry;

•	the Company’s ability to respond to recent and future network and regulatory changes, including requirements surrounding Europay, MasterCard and Visa (“EMV”) security standards;

•	the Company’s ability to respond to potential reductions in the amount of net interchange fees that it receives from global and regional debit networks for transactions conducted on its ATMs due to pricing changes implemented by those networks as well as changes in how issuers route their ATM transactions over those networks;

•	the Company’s ability to renew and strengthen its existing customer relationships and add new customers;

•	the Company’s ability to pursue and successfully integrate acquisitions;

•	the Company’s ability to provide new ATM solutions to retailers and financial institutions;

•	the Company’s ATM vault cash rental needs, including potential liquidity issues with its vault cash providers and its ability to continue to secure vault cash rental agreements in the future;

•	the Company’s ability to successfully manage its existing international operations and to continue to expand internationally;

•	the Company’s ability to prevent thefts of cash and data security breaches;

•	the Company’s ability to manage the risks associated with its third-party service providers failing to perform their contractual obligations;

•	the Company’s ability to manage concentration risks with key customers, vendors and service providers;

•	changes in interest rates and foreign currency rates;

•	the Company’s ability to successfully implement its corporate strategy;

•	the Company’s ability to compete successfully with new and existing competitors;

•	the Company’s ability to meet the service levels required by its service level agreements with its customers;

•	the additional risks the Company is exposed to in its U.K. armored transport business; and

•	the Company’s ability to retain its key employees.

3250 Briarpark Drive, Suite 400, Houston, TX 77042 | phone 832-308-4000 | www.cardtronics.com

Additional information regarding known material factors that could cause the Company’s actual performance or results to differ from its projected results are described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. You should not read forward-looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.

About Cardtronics (NASDAQ: CATM)

Making ATM cash access convenient where people shop, work and live, Cardtronics is at the convergence of retailers, financial institutions, prepaid card programs and the customers they share. Cardtronics owns/operates more than 82,700 retail ATMs in U.S. and international locales. Whether Cardtronics is driving foot traffic for America’s most relevant retailers, enhancing ATM brand presence for card issuers or expanding card holders’ surcharge-free cash access on the local, national or global scene, Cardtronics is convenient access to cash, when and where consumers need it. Cardtronics is where cash meets commerce.

Contact Information:

Media Relations	Investor Relations
Nick Pappathopoulos	Chris Brewster
Director – Public Relations	Chief Financial Officer
832-308-4396	832-308-4128
npappathopoulos@cardtronics.com	cbrewster@cardtronics.com

Cardtronics is a registered trademark of Cardtronics, Inc.

All other trademarks are the property of their respective owners.

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3250 Briarpark Drive, Suite 400, Houston, TX 77042 | phone 832-308-4000 | www.cardtronics.com